Exhibit 99
News Release
Axalta Coating Systems 1050 Constitution Avenue Philadelphia, PA 19112 USA	Investor and Media Contact Colleen Lubic D +1 610-999-9407 Colleen.Lubic@axalta.com

Axalta Releases Fourth Quarter and Full Year 2024 Results
PHILADELPHIA, PA, February 4, 2025 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the fourth quarter and full year ended December 31, 2024.
Fourth Quarter 2024 Highlights
▪Record fourth quarter net sales of $1.3 billion
▪Net income increased 85% year over year to $137 million, with net income margins of 10.5%, a year over year improvement of 480 basis points
▪Record fourth quarter Adjusted EBITDA of $275 million
▪Adjusted EBITDA margin improved 170 basis points year over year
▪Diluted EPS increased 91% to $0.63 and Adjusted Diluted EPS increased 30% to $0.60
Fiscal Year 2024 Highlights
▪Record full year net sales of $5.3 billion
▪Record net income of $391 million, a 45% increase year over year, with net income margins of 7.4%, a year over year improvement of 220 basis points
▪Record full year Adjusted EBITDA of $1,116 million, with Adjusted EBITDA margins of 21.2%
▪Diluted EPS increased 47% to $1.78 and Adjusted Diluted EPS increased 40% to $2.35

Fourth Quarter 2024 Consolidated Financial Results
Fourth quarter 2024 net sales increased 1% year over year to $1.3 billion, inclusive of a 1% foreign currency headwind.
Net income increased 85% year over year to $137 million, resulting in a net income margin of 10.5%, driven by favorable price-mix contribution, lower income tax expense due to a $27 million deferred tax benefit recognition in the quarter, lower variable costs and benefits from the 2024 Transformation Initiative partially offset by volume declines and labor inflation. Adjusted net income improved by $30 million year over year to $131 million and does not include the previously mentioned deferred tax benefit. Adjusted EBITDA increased by 10% to $275 million compared to $251 million in the prior year period. Adjusted EBITDA margin expanded by 170 basis points to 21.0%. Diluted earnings per share increased by 91% to $0.63 compared to $0.33 in the prior year period. Adjusted diluted earnings per share improved by 30% to $0.60.
Fourth quarter 2024 cash provided by operating activities was $234 million versus $286 million in the same period last year, with free cash flow totaling $177 million compared to $254 million in the prior year period. The year-over-year decrease in free cash flow was driven primarily by higher working capital and increased capital expenditures.
The company's net debt to trailing twelve-month ("LTM") Adjusted EBITDA ratio (total net leverage ratio) was 2.5x at quarter-end versus 2.9x as of December 31, 2023. In the quarter, the company prioritized gross debt reduction, paying down the full $105 million remaining balance of the revolver draw used to finance the acquisition of CoverFlexx. Cash and cash equivalents at year end were $593 million, and total liquidity was $1.4 billion.
Discussion of Segment Results
Performance Coatings fourth quarter 2024 net sales were $843 million, down 1% from the prior year period as the contribution from CoverFlexx was more than offset by lower volumes and unfavorable impacts from foreign currency translation. Refinish net sales grew 2% year over year to $545 million driven by contributions from the CoverFlexx acquisition, favorable price-mix contribution, and net new body shop wins, partially offset by lower volumes in Europe and negative impacts from foreign currency translation. Industrial net sales decreased by 5% year over year to $298 million as favorable pricing was more than offset by lower volume from weak demand across most end businesses and foreign currency translation headwinds.
The Performance Coatings segment generated Adjusted EBITDA of $198 million in the fourth quarter compared to $192 million in the prior year period, with Adjusted EBITDA margins of 23.5% and 22.6%, respectively. Lower variable costs, favorable price-mix and contributions from CoverFlexx drove the increases in segment Adjusted EBITDA and Adjusted EBITDA margin.

Mobility Coatings fourth quarter 2024 net sales were $468 million, up 4% from the prior year period. Growth was driven predominantly by strong Light Vehicle volume performance in China and Latin America and favorable price-mix partially offset by declines in Commercial Vehicle volumes and foreign currency translation headwinds. Light Vehicle net sales increased 9% year over year driven by 6% volume growth and 5% favorable price-mix impact, which more than offset headwinds from foreign exchange translation. Commercial Vehicle net sales decreased by 10% year over year to $99 million led by anticipated lower volumes from Class 8 builds in North America and Latin America and foreign currency headwinds.
Mobility Coatings generated Adjusted EBITDA of $77 million in the fourth quarter compared to $59 million in the prior year period, with Adjusted EBITDA margins of 16.4% and 13.2%, respectively. The increases in segment Adjusted EBITDA and Adjusted EBITDA margin were driven primarily by positive price-mix contribution, volume growth and savings from the 2024 Transformation initiative partially offset by labor inflation.
Fiscal Year 2024 Consolidated Financial Results
For the full year 2024, net sales increased 2% year over year to $5.3 billion.
Net income improved to $391 million versus $269 million in 2023, resulting in a net income margin of 7.4%, an increase of 220 basis points versus the prior year. The net income increase was driven primarily by lower variable costs, sales growth inclusive of contributions from acquisitions, lower consulting and enterprise resource planning system implementation spending and savings from the 2024 Transformation Initiative partially offset by labor inflation and increased restructuring costs. Adjusted net income improved by $144 million year over year to $518 million. Adjusted EBITDA improved to $1,116 million, increasing 17% when compared to fiscal year 2023. Adjusted EBITDA margin improved by 280 basis points to 21.2% versus the prior year with expansion in both segments. Diluted EPS per share increased by 47% to $1.78 compared to $1.21 in the prior year period. Adjusted Diluted EPS improved by 40% to $2.35.
Fiscal year 2024 cash provided by operating activities was $576 million versus $575 million in the prior year as earnings growth was mostly offset by higher working capital. Free cash flow totaled $451 million compared to $447 million in 2023, an increase of $4 million.
“Axalta's 2024 financial results were exceptional. We delivered record net sales and Adjusted EBITDA for the fourth quarter and full year in a challenging macro environment,” said Chris Villavarayan, Axalta’s CEO and President. “Consistent outperformance in Refinish and Light Vehicle and excellent execution across the company, resulted in an Adjusted EBITDA margin of over 21% as we continue down the path to delivering against our commitments outlined in the 2026 A Plan.”
Non-GAAP Reporting Changes
Beginning with the results for the fourth quarter and full year 2024 reported in this release, we have made changes to our presentation of the non-GAAP financial measures of Adjusted EBIT and Adjusted Net Income (which is also leveraged in the calculation of Adjusted Diluted EPS). More detail on these changes can be found in the Current Report on Form 8-K we furnished to the U.S. Securities and Exchange Commission ("SEC") on January 21, 2025, which is available on the investor relations portion of our website at https://ir.axalta.com.

Financial Guidance
First Quarter and Full Year 2025 Outlook:

(in millions, except %’s and per share data)	Projection

Item	Q1 2025	FY 2025

Net Sales YOY	Flat	$5,350 -$5,400
Adjusted EBITDA	~$265	$1,150 - $1,175
Adjusted Diluted EPS	~$0.54	$2.50 - $2.60
Free Cash Flow		~$500
Depreciation and Amortization		~$285
Tax Rate, As Adjusted		~25%
Diluted Shares Outstanding		~219
Interest Expense		~$190
Capex		$175 - $190
Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, and tax rate, as adjusted, on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Non-GAAP Financial Measures” for more information.
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its fourth quarter and full year 2024 financial results on February 4th, 2025 at 8:00 a.m. ET. The dial-in phone number for the conference call is +1-203-518-9708. A live webcast of the conference call will also be available online at www.axalta.com/investorcall. For those unable to participate, a replay will be available through February 11, 2025, with a dial-in number of +1-412-317-6671 and pin: 11157765.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including, but not limited to, statements regarding our previously announced three-year 2024-2026 strategy (the “2026 A Plan”), and our outlook and/or guidance, which includes net sales, net sales growth, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, depreciation and amortization, tax rate, as adjusted, diluted shares outstanding, interest expense and capital expenditures. Axalta has identified some of these forward-looking statements with words such as “commitments,” “guidance,” “outlook,” and “projection,” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, including the tariffs recently imposed by the U.S. Government on Canada, Mexico and China and any retaliatory actions, and technological factors outside of Axalta’s control, as well as risks related to the execution of, and assumptions underlying, the 2024 Transformation Initiative and the 2026 A Plan, that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta’s financial results is available in “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and in other documents that we have filed with, or furnished to, the SEC. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise. Final results for the full year, which will be reported in our Annual Report on Form 10-K for the year ended December 31, 2024, may vary from the information in this release. In particular, until our financial statements are issued in our Annual Report on Form

10-K, we may be required to recognize certain subsequent events (such as in connection with contingencies or the realization of assets) which could affect our final results.
Non-GAAP Financial Measures
This release includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, total net leverage ratio, tax rate, as adjusted, and Adjusted EBIT. Management uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, tax rate, as adjusted, and Adjusted EBIT in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Management uses Free Cash Flow and total net leverage ratio in the analysis of (1) our liquidity, (2) our ability to incur and service our debt and (3) strategic capital allocation decisions. Adjusted EBITDA, Adjusted Diluted EPS, adjusted net income, and Adjusted EBIT consist of EBITDA, Diluted EPS, net income attributable to common shareholders, and EBIT, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not otherwise occurred within the last two years or we believe are not reasonably likely to recur within the next two years. Free cash flow consists of cash provided by (used for) operating activities less purchase of property, plant and equipment plus interest proceeds on swaps designated as net investment hedges. Total net leverage ratio consists of net debt divided by Adjusted EBITDA, with net debt defined as total debt less cash and cash equivalents. We believe that making the foregoing adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. The non-GAAP financial measures used by Axalta may differ from similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, total net leverage ratio, tax rate, as adjusted, and Adjusted EBIT should not be considered as alternatives to net sales, net income (loss), income (loss) from operations or any other financial measures derived in accordance with GAAP. These non-GAAP financial measures have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for Adjusted EBITDA, Adjusted Diluted EPS, tax rate, as adjusted, or Free Cash Flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. These items are uncertain, depend on various factors and may have a substantial and unpredictable impact on our GAAP results.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results and that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available. Beginning with the fourth quarter of 2023, we replaced Adjusted EBIT with Adjusted EBITDA as the primary measure of segment operating performance. As previously disclosed, we have published segment Adjusted EBIT through 2024 to allow for historical trend analyses.
Defined Terms
All capitalized terms contained within this release that are not otherwise defined herein have been previously defined in our filings with the SEC.
Rounding
Certain amounts may not foot or crossfoot due to rounding. Additionally, certain percentages may not recalculate due to rounding.

About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on X.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$1,311	$1,297	$5,276	$5,184
Cost of goods sold	864	874	3,478	3,566
Selling, general and administrative expenses	216	215	847	840
Other operating charges	1	6	79	28
Research and development expenses	19	18	74	74
Amortization of acquired intangibles	24	22	92	88
Income from operations	187	162	706	588
Interest expense, net	47	55	205	213
Other expense, net	1	5	5	20
Income before income taxes	139	102	496	355
Provision for income taxes	2	28	105	86
Net income	137	74	391	269
Less: Net income attributable to noncontrolling interests	—	1	—	2
Net income attributable to common shareholders	$137	$73	$391	$267
Basic net income per share	$0.63	$0.33	$1.78	$1.21
Diluted net income per share	$0.63	$0.33	$1.78	$1.21
Basic weighted average shares outstanding	218.1	220.1	219.3	221.0
Diluted weighted average shares outstanding	219.3	220.9	220.4	221.9

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$593	$700
Restricted cash	3	3
Accounts and notes receivable, net	1,248	1,260
Inventories	734	741
Prepaid expenses and other current assets	145	117
Total current assets	2,723	2,821
Property, plant and equipment, net	1,181	1,204
Goodwill	1,640	1,591
Identifiable intangibles, net	1,149	1,130
Other assets	556	526
Total assets	$7,249	$7,272
Liabilities, Shareholders' Equity
Current liabilities:
Accounts payable	$659	$725
Current portion of borrowings	20	26
Other accrued liabilities	675	677
Total current liabilities	1,354	1,428
Long-term borrowings	3,401	3,478
Accrued pensions	220	252
Deferred income taxes	151	162
Other liabilities	167	179
Total liabilities	5,293	5,499
Shareholders' equity
Common shares, $1.00 par, 1,000.0 shares authorized, 254.5 and 253.7 shares issued at December 31, 2024 and 2023, respectively	255	254
Capital in excess of par	1,599	1,568
Retained earnings	1,677	1,286
Treasury shares, at cost, 36.4 and 33.6 shares at December 31, 2024 and 2023, respectively	(1,037)	(937)
Accumulated other comprehensive loss	(582)	(444)
Total Axalta shareholders' equity	1,912	1,727
Noncontrolling interests	44	46
Total shareholders' equity	1,956	1,773
Total liabilities and shareholders' equity	$7,249	$7,272

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Year Ended December 31,
	2024	2023
Operating activities:
Net income	$391	$269
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	280	276
Amortization of deferred financing costs and original issue discount	7	9
Debt extinguishment and refinancing-related costs	5	10
Deferred income taxes	(17)	(8)
Realized and unrealized foreign exchange losses, net	11	21
Stock-based compensation	28	26
Impairment charges	—	15
Interest income on swaps designated as net investment hedges	(15)	(10)
Other non-cash, net	9	22
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(7)	(119)
Inventories	12	103
Prepaid expenses and other assets	(130)	(71)
Accounts payable	(49)	9
Other accrued liabilities	36	29
Other liabilities	15	(6)
Cash provided by operating activities	576	575
Investing activities:
Acquisitions, net of cash acquired	(301)	(106)
Purchase of property, plant and equipment	(140)	(138)
Interest proceeds on swaps designated as net investment hedges	15	10
Settlement proceeds on swaps designated as net investment hedges	—	29
Payments for loans to customers	(22)	(3)
Other investing activities, net	8	2
Cash used for investing activities	(440)	(206)
Financing activities:
Proceeds from short-term borrowings	—	9
Proceeds from long-term borrowings	333	697
Payments on short-term borrowings	(5)	(50)
Payments on long-term borrowings	(420)	(904)
Financing-related costs	(6)	(17)
Net cash flows associated with stock-based awards	4	8
Purchases of common stock	(100)	(50)
Deferred acquisition-related consideration	(6)	(8)
Other financing activities, net	(1)	—
Cash used for financing activities	(201)	(315)
Increase (decrease) in cash and cash equivalents	(65)	54
Effect of exchange rate changes on cash	(42)	(6)
Cash at beginning of period	703	655
Cash at end of period	$596	$703

Cash at end of period reconciliation:
Cash and cash equivalents	$593	$700
Restricted cash	3	3
Cash at end of period	$596	$703

The following table reconciles net income to EBITDA and Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$137	$74	$391	$269
Interest expense, net	47	55	205	213
Provision for income taxes	2	28	105	86
Depreciation and amortization	73	69	280	276
EBITDA	259	226	981	844
Debt extinguishment and refinancing-related costs (a)	2	3	5	10
Termination benefits and other employee-related costs (b)	—	4	67	18
Acquisition and divestiture-related costs (c)	3	2	11	3
Site closure costs (d)	—	3	1	7
Impairment charges (e)	—	—	—	15
Foreign exchange remeasurement losses (f)	3	4	11	23
Long-term employee benefit plan adjustments (g)	1	2	9	9
Stock-based compensation (h)	7	7	28	26
Environmental charge (i)	—	—	4	—
Other adjustments (j)	—	—	(1)	(4)
Adjusted EBITDA	$275	$251	$1,116	$951
Net sales	$1,311	$1,297	$5,276	$5,184
Net income margin	10.5%	5.7%	7.4%	5.2%
Adjusted EBITDA margin	21.0%	19.3%	21.2%	18.4%

Segment Adjusted EBITDA:
Performance Coatings	$198	$192	$838	$742
Mobility Coatings	77	59	278	209
Total	$275	$251	$1,116	$951

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents impairment charges, which are not considered indicative of our ongoing operating performance. The losses recorded during the year ended December 31, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023.

(f)	Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(g)	Represents the non-cash, non-service cost components of long-term employee benefit costs.

(h)	Represents non-cash impacts associated with stock-based compensation.

(i)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(j)	Represents costs for certain non-operational or non-cash (gains) losses, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$137	$74	$391	$269
Less: Net income attributable to noncontrolling interests	—	1	—	2
Net income attributable to common shareholders	137	73	391	267
Debt extinguishment and refinancing-related costs (a)	2	3	5	10
Termination benefits and other employee-related costs (b)	—	4	67	18
Acquisition and divestiture-related costs (c)	3	2	11	3
Impairment charges (d)	—	—	—	15
Accelerated depreciation and site closure costs (e)	1	3	5	7
Environmental charge (f)	—	—	4	—
Other adjustments (g)	(1)	—	(2)	(2)
Amortization of acquired intangibles (h)	24	22	92	88
Total adjustments	29	34	182	139
Income tax provision impacts (i)	35	6	55	32
Adjusted net income	$131	$101	$518	$374
Adjusted diluted net income per share	$0.60	$0.46	$2.35	$1.68
Diluted weighted average shares outstanding	219.3	220.9	220.4	221.9

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents impairment charges, which are not considered indicative of our ongoing operating performance. The losses recorded during the year ended December 31, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023.

(e)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(f)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(g)	Represents costs for certain non-operational or non-cash (gains) losses, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(h)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.

(i)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were benefits of $29 million and expenses of $1 million for the three months ended December 31, 2024 and 2023, respectively, and benefits of $19 million and $1 million for the years ended December 31, 2024 and 2023, respectively. The tax adjustments for the years ended December 31, 2024 and 2023 include the deferred tax benefit ratably amortized into our adjusted income tax rate as the tax attribute related to a January 1, 2020 intra-entity transfer of certain intellectual property rights is realized.

The following table reconciles cash provided by (used for) operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Cash provided by (used for) operating activities	$34	$(52)	$114	$131	$194	$210	$234	$286	$576	$575
Purchase of property, plant and equipment	(22)	(42)	(23)	(32)	(33)	(31)	(62)	(33)	(140)	(138)
Interest proceeds on swaps designated as net investment hedges	3	6	4	—	3	3	5	1	15	10
Free cash flow	$15	$(88)	$95	$99	$164	$182	$177	$254	$451	$447

The following table reconciles income from operations to adjusted EBIT and segment adjusted EBIT for the periods presented (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Income from operations	$187	$162	$706	$588
Other expense, net	1	5	5	20
Total	186	157	701	568
Debt extinguishment and refinancing-related costs (a)	2	3	5	10
Termination benefits and other employee-related costs (b)	—	4	67	18
Acquisition and divestiture-related costs (c)	3	2	11	4
Impairment charges (d)	—	—	—	15
Accelerated depreciation and site closure costs (e)	1	3	5	7
Environmental charge (f)	—	—	4	—
Other adjustments (g)	(1)	—	(2)	(3)
Amortization of acquired intangibles (h)	24	22	92	88
Adjusted EBIT	$215	$191	$883	$707

Segment Adjusted EBIT (1):
Performance Coatings	$134	$129	$590	$491
Mobility Coatings	57	40	201	128
Total	191	169	791	619
Amortization of acquired intangibles (h)	24	22	92	88
Adjusted EBIT	$215	$191	$883	$707

(1)
During the three months ended December 31, 2023, Axalta transitioned to using Adjusted EBITDA as the primary measure to evaluate financial performance of the operating segments and allocate resources. We will continuing publishing segment Adjusted EBIT through 2024 to allow for historical trend analysis.

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents impairment charges, which are not considered indicative of our ongoing operating performance. The losses recorded during the year ended December 31, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023.

(e)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(f)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(g)	Represents costs for certain non-operational or non-cash (gains) losses, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(h)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.